Calculation of Filing Fee Tables

S-3

…………..

(Form Type)

Brighthouse Life Insurance Company

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	457(o)	N/A	N/A	$0.00	$147.60 per million	$0

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	415(a)(6)	N/A(1)	N/A	$182,022,000(2)			S-3	333-252817	April 30, 2021	$21,899.62

	Total Offering Amounts					$182,022,000		$0

	Total Fees Previously Paid							$21,899.62

Total Fee Offsets	N/A

Net Fee Due	$0

(1)	The filing fee related to the securities was calculated in reliance on Rule 457(o).
(2)

Approximately $182,022,000 of the securities previously registered on the Registration Statement on Form S-3 (File No. 333-252817), which was filed initially on February 5, 2021 as updated by a pre-effective amendment on April 16, 2021 and declared effective on April 30, 2021 (the “Prior Registration Statement”) remained unsold and are carried forward to this initial Registration Statement on Form S-3 in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the effective date of this initial Registration Statement on Form S-3.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A